[LETTERHEAD]




                                                     September 16, 1998




Third Avenue Trust
767 Third Avenue
New York, New York 10017-2023

                           Re:      Third Avenue Trust -
                                    Registration Statement on Form N-1A
                                    (File Nos. 33-20891 and 811-8039)


Ladies and Gentlemen:

     We have acted as counsel to Third Avenue Trust, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 6 to be filed with the Commission on the date hereof (the "Registration Statement") to the Trust's Registration Statement on Form N-1A originally filed with the Securities and Exchange Commission (the "Commission") on January 28, 1997, relating to the registration of a new series of the Trust, Third Avenue Real Estate Value Fund (the "Fund"), and to the issuance by the Trust of an indefinite number of shares of beneficial interest par value of $0.001 per share (the "Shares") of the Fund pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Declaration of Trust of the Trust executed by the Trustees named therein (the "Declaration of Trust") and the By-laws of the Trust, (iii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on October 31, 1996, (iv) copies of certain resolutions adopted
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September 16, 1998
Page 2

by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of any Registration Statement and related matters, and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

     Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to any laws other than the Business Trust Act of the State of Delaware.

     Based upon and subject to the assumptions, qualifications and limitations set forth herein, and assuming that all of the Shares will be issued and sold for cash at a per-share public offering price not less than par value thereof, on the date of their sale in accordance with resolutions adopted by the Board of Trustees and the Declaration of Trust, it is our opinion that, when issued and sold by the Trust, the Shares will be validly issued, fully paid and nonassessable.


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September 16, 1998
Page 3


   We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 10 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     /s/Skadden, Arps, Slate,
                                                        Meagher & Flom LLP